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                                                                     Exhibit 3.7

                               OFFER TO SUBLEASE

                                   PIER 32,,

                                GRANVILLE ISLAND

                               (THE "BUILDING")

DATE: March 2, 2000

TO:   ROYAL LEPAGE COMMERCIAL INC.                  (THE "AGENT")

      P.0. Box 37, Robson Court

      Suite 500, 840 Howe Street Vancouver, B.C. V6Z 2M7

Attention: Maury Dubuque

BETWEEN:

      CANADIAN HOTEL INCOME PROPERTIES         (THE SUBLANDLORD AND
      REAL ESTATE INVESTMENT TRUST             HEREINAFTER
                                               REFERRED TO AS THE
      1600- 1030 West Georgia Street           LANDLORD")
      Vancouver, B.C. V6E 2Y3

AND:
      CINEMA INTERNET NETWORK INC.             (THE SUBTENANT AND
                                               HEREINAFTER
      3150 Celtic Avenue                       REFERRED TO AS THE
      Vancouver, B.C. V6N 3X7                  "TENANT")

The Tenant hereby offers to Sublease (and hereinafter referred to as "Lease") from the Landlord certain premises (the "Premises"), being a portion of the building located at 1333 Johnston Street, Vancouver, B.C. (the "Building") on the following terms and conditions:

1. DESCRIPTION OF PREMISES

The Premises shall consist of appoximately one thousand four hundred and eleven (1,411) rentable square feet of office space being a portion of the 3rd floor of the Building as shown outlined in heavy black line on the floor plan attached as Schedule "A".

2. TERM
-------

The term of the Lease shall be for three (3) years, four (4) months less one (1) day (the "Term"), commencing on June 1, 2000 (the "Commencement Date") and expiring on September 29, 2003.
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3. BASIC RENT
-------------

The Tenant will pay to the Landlord Basic Rent of Fourteen Dollars ($14.00) per rentable square foot of the Premises per annum plus Goods and Services Tax.
(GST), payable in advance without deduction in equal monthly installments on the first day of each and every month throughout the Term, commencing on the Commencement Date.

For the purposes of the Lease, the Term "Basic Rent" as used in this Offer to Lease shall mean the fixed monthly payments of rent due and payable under the Lease, whether characterized as "Basic Rent", "Minimum Rent" or otherwise under the Lease.

4. PERMITTED USE
----------------

The Premises are to be used for the purpose of general business offices and for no other purposes without the prior approval of the Landlord as set out in the Lease.

5. TENANT RESPONSIBILITIES -ADDITIONAL RENT
--------------------------------------------

In addition to Basic Rent plus GST, the Tenant shall pay for all other charges and expenses provided for in the Lease from and after the Commencement Date, including without limitation the Tenant's share of property taxes, corporation capital taxes, business taxes, water/sewer rates, building insurance, maintenance, management fees, heat, light and power, plus GST applicable to the foregoing. Such charges and expenses are estimated at Ten Dollars Sixty Three Cents ($10.63) per square foot for 2000.

6. LANDLORD'S IMPROVEMENT WORK
-------------------------------

The Premises to be provided by the Landlord shall be on an .'as is, where is" basis except that the Landlord shall professionally clean all carpeting in the premises. All leasehold improvements shall be at the Tenant's cost.

7. TENANT'S IMPROVEMENT WORK
-----------------------------

For any Tenant improvement work, the Tenant shall be required to prepare working drawings of the proposed improvement work and obtain the written consent of the Landlord before commencing the improvement work, such consent not to be unreasonably witheld. All improvement work shall be done at the Tenant's sole cost and expenses by qualified and licensed contractors and sub- contractors who shall be subject to the reasonable approval of the Landlord. All such Tenant improvement work shall be performed in a first class manner in accordance with the provisions of the Lease.

The Tenant shall be permitted to carry out the construction of its leasehold improvements and/or conduct business in the Premises between April 15, 2000 and the Commencement Date, provided it shall comply and abide by all the terms and conditions of this Offer to Lease, save and except for the payment of Basic Rent, operating expenses, and property taxes, and provided further the Tenant shall have executed the Lease.
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8. PERMITS AND LICENSES
-----------------------

The Tenant shall be responsible for obtaining all necessary building pern1its and approvals as required by the relevant regulatory authorities for the Tenant's improvement work. Such pern1its and approvals must be secured before the Tenant commences its improvement work. If required by the municipal authorities, the Tenant shall also make application for an occupancy certificate for the Premises upon completion of the Tenant's improvement work.

9. LEASE
--------

Within five {5) business days of receipt at its Head Office, the Tenant agrees to forthwith execute and deliver to the Landlord a formal Lease agreement prepared by the Landlord, at its expense, incorporating the terms and conditions of this Offer to Lease. The Tenant further agrees to be bound by the Terms and conditions of the Head Lease, which will be modified by the terms of this Offer to Lease. The covenants contained herein and in the Head Lease as modified by the terms of this Offer to Lease shall be binding on the parties hereto from the date this Offer is unconditionally accepted by both parties, notwithstanding that for any reason the Lease is not prepared or executed.

10. DEPOSIT
-----------

Within twenty-four (24) hours of the unconditional acceptance of this Offer to Lease, the Tenant shall tender a deposit cheque in the amount of Six Thousand Two Hundred Dollars ($6,200.00) inclusive of GST (the "Deposit"), which is to be credited to the first month's gross rent payable under the Lease (including
GST), with the balance to be held as security for the due and proper performance by the Tenant of all of the terms, covenants and conditions in the Lease, and applied toward gross rent (including GST) for the last month of the Term. If this Offer becomes null and void, the Deposit shall be refunded to the Tenant without deduction. If this Offer to Lease,is unconditionally accepted by both parties, the Tenant authorizes the Agent to transfer the Deposit from its trust account to the Landlord.

The Deposit shall be paid to the Agent at the following address:

ROYAL LEPAGE COMMERCIAL INC.

P .0. Box 37, Robson Court

Suite 500, 840 Howe Street

Vancouver, B.C. V6Z 2M7

Unless the Deposit is paid as specified herein, the Landlord may, at its option, cancel this agreement.
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11. NO REPRESENTATION I GOVERNING LAW
-------------------------------------

There are no representations, warranties, covenants or agreements, whether express or implied, related to the subject matter of this agreement save as specifically set out in this Offer to Lease. This Offer to Lease shall be governed by and construed in accordance with the laws of the province in which the Building is situated.

12. TIME OF THE ESSENCE
-----------------------

Time is of the essence of this Offer to Lease and each part of it.

13. AGENCY DISCLOSURE
---------------------

The Tenant has an agency relationship with Torode Realty Ltd. and Wynn Wright is acting on behalf of the Tenant.

AND

The Landlord has an agency relationship with the Agent and Maury Dubuque is acting on behalf of the Landlord.

14. HEAD LANDLORD'S CONSENT
---------------------------

This Offer, if accepted, is subject to the approval of Pier 32 (1988) Holdings Ltd. (the "Head Landlord") in accordance with the terms of the Head Lease. Notice of such approval is to be received by the Tenant within two (2) business days of the mutual acceptance of the conditional Offer, failing which at the Tenant's option, this Offer shall be null and void and of no force and effect.

15. TENANT'S CONDITIONS
-----------------------

OMIT BY CONSENT OF BOTH PARTIES       /s/ Bill Massey  /s/ Bill N. Purcell
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16. LANDLORD'S CONDITION
------------------------

OMIT BY CONSENT OF BOTH PARTIES       /s/ Bill Massey  /s/ Bill N. Purcell



16A TENANT'S SUBLETTING RIGHT
-----------------------------

The Tenant shall have the right to further sublet the Premises with the Landlord's and Head Landlord' s written approval pursuant to Article 4.19 of the Head Lease.
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17. ACCEPTANCE
--------------

This Offer to Lease may be accepted by the Landlord by signing where indicated below.

This Offer to Lease is open for acceptance for two {2) business days from the date indicated by the Tenant below and thereafter, if not accepted, it shall be null and void.


DATED at Vancouver, B.C., this 14th day of March, 2000..

THE TENANT:

CINEMA INTERNET NEIWORK INC.

/s/ Bill Massey                             /s/ Marie Simmons
---------------                             -----------------

(Authorized Signatory)                      (Authorized Witness)
-----------------------

Bill Massey, CEO (Name and Title)
                 ----------------

We hereby accept this Offer to Lease and agree to be bound by the terms and conditions contained herein. DATED at Vancouver, B.C., this 14th day of March, 2000.

THE LANDLORD:

CANADIAN HOTEL INCOME PROPERTIES, REAL ESTATE INVESTTMENT TRUST

/s/ Bill N. Purcell                          /s/ S. Colbert
-------------------                          --------------

(Authorized Signatory)                       (Authorized Witness)
-----------------------

Bill N. Purcell, CEO  (Name and Title)
                     -----------------